EXHIBIT 23.2

                        CONSENT OF PRICE WATERHOUSE A.S.

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Weatherford Enterra, Inc. of our report dated March 15, 1996 except as to Notes 10 and 11 which are as of April 12, 1996 relating to the consolidated financial statements of Nodeco AS, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE A.S.

JAN EGIL HAGA
State Authorized Public Accountant
Oslo, Norway
May 13, 1996